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                                                                    EXHIBIT 99.1

                          AGREEMENT REGARDING DISCLOSURE OF
                            LONG-TERM DEBT INSTRUMENTS


         In reliance upon Item 601(b)(4)(iii)(A) of Regulation S-K, Westfield America, Inc., a Missouri corporation (the "Company"), has not filed as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2000, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Company hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.

                                       Westfield America, Inc.



                                       By: /s/ Peter S. Lowy
                                          -----------------------------
                                           Peter S. Lowy
                                           President and Chief Executive Officer